Exhibit 99.1

Veritas Farms Announces Appointment of Senior Finance and Operations Executive to Board Of Directors

Fort Lauderdale, FL, Oct. 01, 2020 (GLOBE NEWSWIRE) -- via NewMediaWire -- Veritas Farms, Inc. (OTCQB: VFRM) (“Veritas Farms” or the “Company”), a vertically integrated agribusiness focused on the production of full spectrum hemp oil products with naturally occurring cannabinoids, is pleased to announce that the Company has appointed Thomas E. Vickers to its Board of Directors.

Mr. Thomas Vickers is a highly accomplished corporate finance and operations executive with 35 years of business experience. Mr. Vickers currently serves as the President and Founder of Stack Financial, Inc., which provides family office, CFO on demand, finance, and accounting services to various long-term and short-term contracts.

Mr. Vickers has previously held senior executive financial and operational positions such as Chief Financial Officer and SVP of Human Resources at OmniComm Systems, Inc; Vice President of Finance of OmniComm Systems, Inc; Vice President of Operations at S & J; Vice President, Financial Operations at Precision Response Corporation; and Director of Servicing Operations and Controller of Ocwen Financial Corporation.

Mr. Vickers received both a B.B.A. in Finance and a B.B.A. in Accounting from Florida Atlantic University and earned his M.B.A. in Finance from The University of Miami. Additionally, Mr. Vickers received his Master of Taxation (M.T.X.) degree from Florida Atlantic University and has been a CFA since 2002.

Mr. Vickers will serve on the Audit Committee of the Board of Directors.

“We are excited and honored to announce Thomas as the newest member of our Board of Directors. His experience in finance and operations will help shape our strategy and drive our continued growth,” Alexander Salgado, CEO, and Co-Founder said.

About Veritas Farms, Inc.

Veritas Farms, Inc. (OTCQB: VFRM) is a vertically integrated agribusiness focused on producing superior quality, whole plant, full spectrum hemp oils, and extracts containing naturally occurring cannabinoids.  The Company currently owns and operates a 140-acre farm and production facility in Pueblo, Colorado, and is registered with the Colorado Department of Agriculture to grow industrial hemp.  The Company markets and sells products under its Veritas Farms™ brand and manufactures private label products for a number of leading distributors and retailers.

Veritas Farms™ brand full spectrum hemp oil products include vegan capsules, tinctures, formulations for sublingual applications and infused edibles, lotions, salves, and oral syringes in a variety of size formats and flavors.  All Veritas Farms™ brand products are third-party laboratory tested for strength and purity.  The Company files periodic reports with the Securities and Exchange Commission, which can be viewed at www.sec.gov.

For additional information and online product purchase, visit www.theveritasfarms.com.

Veritas Farms, Inc. - Investor Contact

Toll-Free: 833-691-4367

E-mail: ir@theveritasfarms.com

Veritas Farms, Inc. - Social Media

Instagram:  www.instagram.com/veritasfarmsofficial/

Facebook: www.facebook.com/VeritasFarmsOfficial/

LinkedIn: www.linkedin.com/company/veritasfarms/

Twitter: www.twitter.com/theveritasfarms

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical fact, including those with respect to the Company’s mission statement and growth strategy, are “forward-looking statements.”  Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct.  These forward-looking statements involve many risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated.  Potential risks and uncertainties include, among others, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; and the ability to obtain necessary financing on acceptable terms or at all.  Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission.  The Company assumes no obligation to update any of the information contained or referenced in this press release.